Exhibit 10.9

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “AGREEMENT”) is entered into as of the 17th day of December, 2014 (“EXECUTION DATE”), by and between KODIAK CAPITAL GROUP, LLC, a Delaware limited liability company (“INVESTOR”), and XFIT BRANDS, INC., a Nevada corporation (the “COMPANY”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase up to Five Million Dollars ($5,000,000) of the Company’s Common Stock (as defined below); and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM NOTICE” shall have the meaning specified in Section 9.3(a).

“CLOSING” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

“COMMITMENT PERIOD” shall mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) December 31, 2016.

“COMMITMENT SHARES” shall mean shares of Common Stock to be issued to the Investor pursuant to the Share Distribution, which is currently 52,617 shares of Common Stock.

“COMMON STOCK” shall mean the Company’s common stock, $0.0001 par value per share.

“COMPANY” shall have the meaning specified in the preamble to this Agreement.

“DAMAGES” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DISPUTE PERIOD” shall have the meaning specified in Section 9.3(a).

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“DTC” shall mean the Depository Trust Company.

“DWAC” shall have the meaning specified in Section 2.3.

“EFFECTIVE DATE” shall mean the date that the Registration Statement is declared effective by the SEC.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“EXECUTION DATE” shall have the meaning specified in the preamble hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“INDEMNIFIED PARTY” shall have the meaning specified in Section 9.2(a).

“INDEMNIFYING PARTY” shall have the meaning specified in Section 9.2(a).

“INDEMNITY NOTICE” shall have the meaning specified in Section 9.3(b).

“INVESTOR” shall have the meaning specified in the preamble to this Agreement.

“MARKET PRICE” shall mean the lowest closing bid price on the Principal Market for any Trading Day during the Valuation Period, as reported by Bloomberg Finance L.P.

“MATERIAL ADVERSE EFFECT” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

“MAXIMUM COMMITMENT AMOUNT” shall mean Five Million Dollars ($5,000,000).

“MAXIMUM PUT AMOUNT” shall mean Five Hundred Thousand Dollars ($500,000).

“PERSON” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRINCIPAL MARKET” shall mean any of the national exchanges (i.e. NYSE, NYSE AMEX, Nasdaq), the OTCQX, the OTCQB, the OTC Bulletin Board, or other principal exchange which is at the time the principal trading exchange or market for the Common Stock.

“PURCHASE PRICE” shall mean 75% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

“PUT” shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

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“PUT AMOUNT” shall mean the dollar amount to be invested by Investor to purchase Put Shares with respect to any Put as notified by the Company to Investor in accordance with Section 2.2.

“PUT DATE” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

“PUT NOTICE” shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Put Amount with respect to which the Company is requiring Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

“PUT SHARES” shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

“REGISTRABLE SECURITIES” shall mean the (a) Put Shares, and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.

“REGISTRATION STATEMENT” shall mean the Company’s effective registration statement with respect to the Registrable Securities Shares on file with the SEC, and any follow up registration statement or amendment thereto.

“REGULATION D” shall mean Regulation D promulgated under the Securities Act.

“REGULATION M” shall mean Regulation M promulgated under the Exchange Act.

“RULE 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“SECURITIES ACT” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC DOCUMENTS” shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company’s then most recently completed and reported fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company’s fiscal year, the term shall include all documents filed since the beginning of the preceding fiscal year).

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“SHARE DISTRIBUTION” shall mean a distribution by TD Legacy, LLC, a Florida limited liability company of 4,000,000 shares of Common Stock to its members, including the Investor.

“SHORT SALES” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“THIRD PARTY CLAIM” shall have the meaning specified in Section 9.3(a).

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

“TRANSACTION DOCUMENTS” shall mean this Agreement and the Registration Rights

Agreement.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“VALUATION PERIOD” shall mean the period of five (5) Trading Days immediately following the Put Date associated with the applicable Put Notice.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 INVESTMENTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company may issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of the Maximum Commitment Amount.

Section 2.2 MECHANICS.

(a) PUT NOTICE. Subject to the conditions set forth in Section 7.2, at any time during the Commitment Period, the Company may, in its sole discretion, exercise a Put by delivering a Put Notice to the Investor stating the Put Amount of Shares which the Company intends to sell to the Investor on a Closing Date pursuant to the Put for up to the Maximum Put Amount; provided, however, that the Put Amount identified in the applicable Put Notice, when taken together with all prior Put Notices, shall not exceed the Maximum Commitment Amount.

(b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is delivered by electronic mail to Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is delivered by electronic mail after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

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Section 2.3 CLOSINGS. At the end of the Valuation Period, the Purchase Price shall be established and the number of Put Shares shall be determined for a particular Put. On the first trading day following the end of the Valuation Period (a “Closing Date”), the Company shall deliver to the Investor the applicable Put Shares by issuing and delivering or causing the Transfer Agent to issue and deliver to the order of the Investor a certificate for the Put Shares, and the Investor shall deliver to the Investor the applicable Put Amount, as specified in the Put Notice, by wire transfer of immediately available funds to an account designated by the Company. In lieu of delivering physical certificates representing the Put Shares, provided that the Company is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit the applicable Put Shares by crediting the account of the Investor’s prime broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company the following:

Section 3.1 INTENT. Investor is entering into this Agreement and acquiring the Registrable Securities as principal for its own account, not as a nominee or agent, and not with a view to the resale or distribution or any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing, at any time, the Registrable Securities to or through any person or entity; provided, however, that Investor reserves the right to dispose of the Registrable Securities at any time in accordance with federal and state securities laws applicable to such disposition. Investor does not have any contract, undertaking, agreement, or arrangement (whether legally binding) with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Registrable Securities in violation of securities laws.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment, accounting, and tax advisors for the Investor’s particular federal, state, local, and foreign tax and financial situation and had determined that the investment and transactions contemplated by this Agreement are a suitable investment for the Investor. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax, or investment advice with respect to this investment, the transactions contemplated by this Agreement, or the securities laws of any jurisdiction. Investor understands that Investor (and not the Company) shall be responsible for Investor’s own tax liabilities which may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 3.3 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D). Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Registrable Securities. The Investor acknowledges and understands that the Company is an early stage company, with an unproven and developing business model and will require additional financing in order to execute its business plans. Investor further acknowledges that an investment in the Registrable Securities is speculative, carries a high degree of risk and may result in a loss of Investor’s entire investment. Investor acknowledges that the Company has not delivered, or been requested to deliver, a private placement memorandum or similar document, or any other written disclosure containing the types of information customarily furnished to purchasers of securities. Investor further acknowledges that any information previously provided to Investor may not contain all of the information that might be in a private placement memorandum, a memorandum, a prospectus, or similar document.

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Section 3.4 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its members is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. Neither Investor nor any “affiliate” (as that term is defined in Rule 405 of Securities Act) of the Investor is an officer, director, or “affiliate” (as that term is defined in Rule 405 of Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. Investor is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the Company.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. Investor acknowledges that as of the date hereof, no SEC Documents have been filed on behalf of the Company. Investor acknowledges that Investor has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Investor. In connection therewith, Investor acknowledges that Investor has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management or any person acting on its behalf. Investor has received and reviewed all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Investor has been furnished with or has had the opportunity to acquire, and to review: (i) copies of all of the Company’s publicly available documents, and (ii) all information, both written and oral, it desires with respect to the Company’s business, management, financial affairs, and prospects. In determining whether to make this investment, Investor has relied solely on Investor’s own knowledge and understanding of the Company and its business based upon Investor’s own due diligence investigations and the information furnished pursuant to this paragraph. Investor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Investor has not relied on any other representations or information.

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Section 3.9 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Put Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which 4,000,000 shares were issued and outstanding as of September 30, 2014, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which none were issued or outstanding as of September 30, 2014. Except as otherwise disclosed in the SEC Documents or on Schedule 4.3, there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4 COMMON STOCK. The Company’s Common Stock is not registered under the Exchange Act, and such Common Stock is not currently listed or quoted on any national securities exchange, the OTCQX, the OTCQB, or the OTC Bulletin Board.

Section 4.5 SEC DOCUMENTS. True and complete copies of any future SEC Documents (including, without limitation, proxy information and solicitation materials) will be made available through the SEC’s EDGAR filing system located at www.sec.gov. To the Company’s knowledge, the Company has not provided to Investor any information that was required by the Securities Act or the Exchange Act to have disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

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Section 4.6 VALID ISSUANCES. When issued and paid for as herein provided, the Put Shares shall be duly and validly issued, fully paid, and non-assessable. The sales of the Put Shares pursuant to this Agreement, and the Company’s performance of its obligations hereunder, shall not (a) result in the creation or imposition of any liens, charges, claims, or other encumbrances upon the Put Shares, or any of the assets of the Company, or (b) except on Schedule 4.6, entitle the holders of outstanding shares of Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, do not and will not (a) result in a violation of the Company’s Articles of Incorporation or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state, or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA, or state securities filings that may be required to be made by the Company subsequent to any Closing, and any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE CHANGE. Since September 30, 2014, no event has occurred that would have a Material Adverse Effect on the Company.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed on Schedule 4.9, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as disclosed on Schedule 4.9, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

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Section 4.10 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potentially dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to terms and conditions of this Agreement, its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 COMPLIANCE WITH LAW; TRADING IN SECURITIES. Investor’s trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules, and regulations, including, without limitation, Regulation M, and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.

Section 5.2 SHORT SALES AND CONFIDENTIALITY. Neither Investor nor any affiliate of the Investor or other Person acting on its behalf, as an agent or a nominee of Investor or any affiliate of the Investor, or pursuant to any understanding with it, nor any Person acting in concert with Investor, will directly or indirectly execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice (which number shall presumptively be determined by dividing the Put Amount by the closing bid price on the Principal Market on the Trading Day immediately preceding the Put Date, as reported by Bloomberg Finance L.P.) shall not be deemed a Short Sale. Other than to other Persons party to this Agreement, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 RESERVATION OF COMMON STOCK. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights, sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.2 LISTING OF COMMON STOCK. If the Company applies to have the Common Stock traded on any national securities exchange, the OTCQX, the OTCQB, the OTC Bulletin Board, or other principal exchange, it shall include in such application the Put Shares.

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ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE ISSUANCE AND SALE OF COMMON STOCK. After delivery of a Put Notice, which is in the sole and absolute discretion of the Company, the obligation of the Company to issue and sell the Put Shares to Investor is subject to the satisfaction of each of the conditions set forth below.

(a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by Investor at or prior to such Closing.

(c) PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and the Investor shall not have the right to receive any Put Shares, if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exhange Cap”).

Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to purchase the Put Shares is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. (i) The Registration Statement, and any amendment or supplement thereto, shall be effective for the sale by Investor of the Registrable Securities subject to such Put Notice as of the Put Date and remaining through the Closing Date with respect to such Put Notice, (ii) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (iii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Company.

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(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market, or FINRA and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(f) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

(g) PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and the Investor shall not have the right to receive any Put Shares, if the issuance of such shares would exceed the Exchange Cap.

(h) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

ARTICLE VIII

LEGENDS

Section 8.1 NO STOCK LEGEND OR STOCK TRANSFER RESTRICTIONS. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, no legend shall be place on the shares representing the Put Shares.

Section 8.2 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor’s obligations under any agreement to comply with all applicable securities laws upon the sale of the Common Stock.

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ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1 NOTICES. All notices, demands, consents, approvals, and other requests, communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or electronic mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by electronic mail as a PDF, at the address below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

XFit Brands, Inc.

18 Goodyear, Suite 125

Irvine, CA 92618 (dave.vautrin@xfitbrands.com)

If to Investor:

Kodiak Capital Group, LLC

260 Newport Center Drive

Newport Beach, CA 92660 (ryan@kodiak-capital.us)

Either party hereto may from time to time change its address or electronic mail for notices under this Section 9.1 by giving at least ten (10) days’ prior written notice of such changed address or electronic mail to the other party hereto.

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Section 9.2 INDEMNIFICATION. Each party (an “INDEMNIFYING PARTY”) agrees to indemnify and hold harmless the other party, along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “INDEMNIFIED PARTY”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement on the part of Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Indemnifying Party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or Indemnified Party’s negligence, recklessness, or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a “THIRD PARTY CLAIM”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “CLAIM NOTICE”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “DISPUTE PERIOD”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

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(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer, or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

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(b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “INDEMNITY NOTICE”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c) The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such claim, unless the Indemnifying party has timely disputed its liability or the amount of its liability with respect to such claim.

(d) The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject.

ARTICLE X

MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Orange County, California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person.

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Section 10.4 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor. Additionally, this Agreement shall terminate at the end of Commitment Period or as otherwise provided herein; provided, however, that the provisions of Article IX, and Sections 10.1 and 10.2 shall survive the termination of this Agreement for a period of twenty four (24) months.

Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement supercedes all prior agreements and undertakings, both written and oral, between the Company and Investor, with respect to the subject matter hereof, including, without limitation, that certain term sheet dated June 30, 2014 by and between the Investor and “Throwdown TBD.” No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 10.7 FEES AND EXPENSES. Except for the $15,000 “Document Preparation Fee” previously paid on behalf of the Company, each party hereto agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder.

Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by electronic mail of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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Section 10.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the closing bid price for the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Finance L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

Section 10.15 PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[SIGNATURES ON FOLLOWING PAGE]

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[SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

KODIAK CAPITAL GROUP, LLC

/s/ Ryan Hodson

By: Ryan Hodson, Managing Member

XFIT BRANDS, INC.

/s/ David E. Vautrin

By: David Vautrin, Chief Executive Officer

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Schedule 4.3 – Outstanding Securities

PIMCO Warrant

2014 Stock Incentive Plan

Commitment Shares

Schedule 4.6 – Valid Issuances

PIMCO Warrant

Schedule 4.9 – Legal Proceedings

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. We are party to claims and litigation that arise in the normal course of business. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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EXHIBITS

EXHIBIT A - Put Notice

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EXHIBIT A

FORM OF PUT NOTICE

TO: KODIAK CAPITAL GROUP, LLC

We refer to the Equity Purchase Agreement dated December 17, 2014 (the “Agreement”) entered into by XFIT BRANDS, INC. (the “Company”) and you. Capitalized terms defined in the Agreement shall, unless otherwise defined, have the same meaning when used herein.

We hereby:

1 - Give you notice that we require you to purchase $__________ (the “Put Amount”) in Put Shares; and

2 - Certify that, as of the date hereof, to the best of our knowledge, the conditions set forth in Section 7.2 of the Agreement are satisfied.

Date: _____________, 20__

XFIT BRANDS, INC.

By: ______________________

Name: David Vautrin

Title: Chief Executive Officer

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